                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 19, 1998



                          ASCEND COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                      0-23774                94-3092033
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                              Identification No.)



                  ONE ASCEND PLAZA
              1701 HARBOR BAY PARKWAY                      94502
                 ALAMEDA, CALIFORNIA
     (Address of principal executive offices)            (Zip Code)



      Registrant's telephone number, including area code: (510) 769-6001

                                Not applicable.
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

     On October 19, 1998, Ascend Communications, Inc. (the "Company") completed its merger (the "Merger") with Stratus Computer, Inc. ("Stratus") upon approval of the Merger by Stratus shareholders and satisfying other closing conditions.

     Under the terms of the Merger, each share of Stratus will be exchanged for
0.75 shares of Ascend in a tax-free stock-for-stock exchange. Based on Ascend's closing price on July 31, 1998, the combination will have a transaction value of $33.35 per share, or $822 million in total. The acquisition will be accounted for as a purchase. In addition, the Company has reserved for issuance and registered 3,032,215 additional shares of Company Common Stock for issuance upon the exercise of stock options to purchase Stratus Common Stock assumed by the Company in the Merger.

Item 7.  Exhibits.

     (a) Financial statements of business acquired.  To be filed by amendment.

     (b) Pro forma financial information.  To be filed by amendment.

     (c) Exhibits.


Exhibit No.   Description
------------  -----------

 2.1* Agreement and Plan of Merger, dated as of August 3, 1998, among the Company, Wildcard Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company and Stratus.
______________
* Filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-62281) filed with the Securities and Exchange Commission on August 26, 1998 and incorporated herein by reference.
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASCEND COMMUNICATIONS, INC.



Date:  October 22, 1998             By: /s/ Michael F.G. Ashby
                                       -----------------------------------------
                                       Michael F.G. Ashby
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary
                                       (Principal Financial and Accounting
                                       Officer)
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                                 EXHIBIT INDEX


Exhibit No.   Description
------------  -----------

 2.1* Agreement and Plan of Merger, dated as of August 3, 1998, among the Company, Wildcard Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company and Stratus.

______________
* Filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-62281) filed with the Securities and Exchange Commission on August 26, 1998 and incorporated herein by reference.